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Exhibit 24


                                POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William J. Cadogan, Robert E. Switz and David
F. Fisher, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of ADC Telecommunications, Inc. (the "Company") relating to an aggregate of 18,584 shares of Company Common Stock (plus additional shares to be issued in respect of such shares in connection with the stock split that was declared by the Company on September 24, 1996)
that may be sold from time to time by the former shareholders of Metrica Systems, and any or all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, this Power of Attorney has been signed on this 31st day of October, 1996, by the following persons.


  /s/  William J. Cadogan                      /s/  Robert E. Switz
------------------------------               ------------------------------
William J. Cadogan                           Robert E. Switz


  /s/  Charles T. Roehrick                     /s/  James C. Castle, Ph.D.
------------------------------               ------------------------------
Charles T. Roehrick                          James C. Castle, Ph.D.


  /s/  Thomas E. Holloran                      /s/  B. Kristine Johnson
------------------------------               ------------------------------
Thomas E. Holloran                           B. Kristine Johnson


  /s/  Charles W. Oswald                       /s/  Irene M. Qualters
------------------------------               ------------------------------
Charles W. Oswald                            Irene M. Qualters


  /s/  Alan E. Ross                            /s/  Jean-Pierre Rosso
------------------------------               ------------------------------
Alan E. Ross                                 Jean-Pierre Rosso


  /s/  Donald M. Sullivan                      /s/  John D. Wunsch
------------------------------               ------------------------------
Donald M. Sullivan                           John D. Wunsch


  /s/  Warde F. Wheaton
------------------------------
Warde F. Wheaton